Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-191458, No. 333-188601, No. 333-176940 and No. 333-172256) and Form S-3 No. 333-202190 of Nielsen Holdings plc of our report dated June 27, 2016, appearing in this Annual Report on Form 11-K of The Nielsen Company Savings Plan as of December 29, 2015 and December 31, 2014 and the period from January 1, 2015 through December 29, 2015 (date of Plan assets transfer) and for the year ended December 31, 2014.

/s/ WeiserMazars LLP

June 27, 2016